UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2012

JACOBS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-88242	34-1959351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17301 West Colfax Ave, Suite 250, Golden, Colorado		80401
(Address of principal executive offices)

Registrant’s telephone number, including area code 303-215-5200

(Former name of former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

Jacobs Entertainment, Inc. (“JEI,” the “Company,” or “we”) is a wholly-owned subsidiary of Jacobs Investments, Inc. (“JII”). On April 2, 2012, we acquired a parking lot business on the west bank of the Cuyahoga River in Cleveland, Ohio, from Nautica Peninsula Land, an affiliated party. Additionally, on June 29, 2012, we acquired Cash Magic Amite, LLC (“Amite”), a video poker truck stop in Louisiana, which was previously wholly owned by another JII subsidiary, Gameco Holdings, Inc. (“Gameco”), an entity under common control and with common management. These acquisitions have been accounted for as combinations of entities under common control. Therefore, the acquisitions have been recorded at the historical cost bases in the assets and liabilities transferred and prior years are retrospectively adjusted to furnish comparative information. As a result, we are providing consolidated financial statements including our interests in the financial results of the parking lot and Amite businesses acquired for all periods presented.

Included herein as Exhibit 99.3 are the audited consolidated financial statements of the Company as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009. These audited consolidated financial statements give retrospective effect to these acquisitions. These audited consolidated financial statements replace Item 8 and the consolidated financial statements of JEI included in Item 15 in the Company’s 2011 Form 10-K filed with the SEC on March 30, 2012. Also, included herein as Exhibit 99.1 is the Selected Financial Data, which replaces Item 6 in the Company’s 2011 Form 10-K filed with the SEC on March 30, 2012. Included herein as Exhibit 99.2 is Management’s Discussion and Analysis of Financial Condition and Results of Operations, which relates to the audited consolidated financial statements, and replaces Item 7 in the Company’s 2011 Form 10-K filed with the SEC on March 30, 2012. Also, included herein as Exhibit 12 is the Ratio of Earnings to Fixed Charges, which replaces Exhibit 12 in the Company’s 2011 Form 10-K filed with the SEC on March 30, 2012.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Filed herewith is the following:

Exhibit No.	Description

12	Computation of Ratio of Earnings to Fixed Charges.

99.1	Selected Financial Data

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.3	Consolidated Financial Statements of Jacobs Entertainment, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENTERTAINMENT, INC.

Date: October 12, 2012	By:	/s/ Brett A. Kramer
Brett A. Kramer
Chief Financial Officer